FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                (Date of earliest event reported)
                         October 20, 1999



                      US AIRWAYS GROUP, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-5306
      (Registrant's telephone number, including area code)

                (Commission file number: 1-8444)
        (I.R.S. Employer Identification No: 54-1194634)


                         US AIRWAYS, INC.
     (Exact name of registrant as specified in its charter)

                 State of Incorporation: Delaware

          2345 Crystal Drive, Arlington, Virginia 22227
             (Address of principal executive offices)

                         (703) 872-7000
      (Registrant's telephone number, including area code)
                (Commission file number: 1-8442)
        (I.R.S. Employer Identification No: 53-0218143)




Item 5. Other Events

     On October 20, 1999, US Airways Group, Inc. (US Airways Group or the "Company") and US Airways, Inc. (US Airways) issued a news release disclosing the results of operations for both companies for the three months and nine months ended September 30, 1999, and selected operating and financial statistics for US Airways for the same periods (see Exhibit 99 to this report).

     Rakesh Gangwal, President and Chief Executive Officer of both US Airways Group and US Airways, Lawrence M. Nagin, Executive Vice President--Corporate Affairs and General Counsel of both companies, Thomas A. Mutryn, Senior Vice President--Finance and Chief Financial Officer of both companies and Greg Taylor, Senior Vice President-- Planning for US Airways, spoke with industry analysts on a conference call following the news release.

     During the call, an update to the status of the Company's common stock purchase programs was provided. As of September 30, 1999 the Company had authority to repurchase $170 million of its common stock stemming from a March 30, 1999 authorization of the Board of Directors and authority to repurchase an additional $500 million of its common stock from the board's September 14, 1999 authorization. A valuation procedure was conducted on behalf of the Company which confirmed that the Company has adequate capital surplus under Delaware law to continue to repurchase its stock. The Company had cash, cash equivalents and short-term investments totaling $1.03 billion as of September 30, 1999.

     Also disclosed during the call, US Airways' capacity (available seat miles) is expected to increase approximately 6% in the fourth quarter of 1999 versus the comparable period in 1998. In addition, US Airways' capacity is expected to increase approximately 8 to 10% for full-year 2000 compared to full-year 1999. The year-over-year increase in capacity will be attributable to operating performance improvements, which will contribute approximately 3 percentage points of the expected increase, as well as 1.5 points resulting from larger aircraft replacing retiring smaller aircraft and an additional 2 points from growth in transatlantic operations. The remaining 1.5 to
3.5 percentage points increase will be due to growth in the core network and annualization of the MetroJet expansion that occurred during 1999.

     Mr. Gangwal further stated during the call that operational difficulties experienced by the Company in 1999 are expected to continue to show improvement through the summer of 2000.


     Certain of the information discussed on the conference call should be considered "forward-looking information" which is subject to a number of risks and uncertainties. The preparation of forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of the Company's control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking information include: economic conditions, labor costs, aviation fuel costs, competitive pressures on pricing-- particularly from lower-cost competitors, weather conditions, government legislation, consumer perceptions of the Company's products, demand for air transportation in the markets in which the Company operates and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking information, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits

Designation                      Description
-----------                      -----------
    99        News release dated October 20, 1999 of US Airways
              Group, Inc. and US Airways, Inc.









               (this space intentionally left blank)














                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                              US Airways Group, Inc. (REGISTRANT)

                              /s/ Anita P. Beier
Date: October 20, 1999   By:  --------------------------------
                              Anita P. Beier
                              Vice President and Controller
                              Chief Accounting Officer

                              US Airways, Inc. (REGISTRANT)

                              /s/ Anita P. Beier
Date: October 20, 1999   By:  --------------------------------
                              Anita P. Beier
                              Vice President and Controller
                              Chief Accounting Officer









             (this space intentionally left blank)











Exhibit 99


US AIRWAYS REPORTS 3RD QUARTER NET LOSS OF $85 MILLION

	ARLINGTON, Va., Oct. 20, 1999 - US Airways Group, Inc. reported a net loss for the third quarter today of $85 million, or a diluted loss per common share of $1.19. An operating loss for the quarter of $111 million was reported.

	The net loss of $85 million compares to a net profit of $142 million, or diluted earnings per common share of $1.51, in the 3rd quarter of 1998. The operating loss of $111 million compares to an operating profit of $270 million for the quarter in 1998. Operating revenue for the quarter was $2.1 billion, down from $2.2 billion in the third quarter of 1998, while operating expenses for the quarter were $2.2 billion, up from $1.9 billion last year.

	"These results are clearly unacceptable. Our operational difficulties during this quarter have taken a significant toll on our financial performance," said US Airways President and CEO Rakesh Gangwal. "At the same time, our employees are to be commended for their hard work and diligent efforts during this trying period."

"While some labor contracts are still open," Gangwal added, "the majority of our negotiations are successfully behind us and we look forward to operating the quality airline we ran in 1996, 1997 and 1998."

	US Airways Chairman Stephen M. Wolf noted that "the third quarter loss is an immense disappointment to all of us."

US Airways flew significantly fewer available seat miles than it had planned in the third quarter, driven by three main factors:

-  Unusual East Coast hurricane activity, especially Hurricane
Floyd which forced about 1,500 cancellations.

- An inordinate amount of air traffic control delays and cancellations.

- A reduction in scheduled flying driven by crew shortages and aircraft shortages. Crew shortages were a result of falling behind in the airline's pilot training program and the aircraft shortages resulted from delays in aircraft returning from regularly scheduled maintenance.

   As a result of these issues, the company flew 6.6% fewer available seat miles than were planned going into the year. While revenue was lost, there was little expense offset, leading to an increase in unit costs. Cost per available seat mile at US Airways, Inc. for the third quarter was 13.51 cents as compared to 12.26 cents in the third quarter of 1998.

   For the first nine months of 1999, operating revenues at US Airways Group, Inc. were $6.5 billion as compared to $6.6 billion in the first nine months of 1998. Operating expenses during this period were $6.2 billion as compared to $5.7 billion last year. The operating profit for the first three quarters of 1999 was $257 million as compared to $836 million in 1998. Net profit for the first nine months of 1999 was $278 million, or diluted earnings per common share of $3.65, as compared to $428 million, or $4.40 per common share in 1998.

   Cost per available seat mile at US Airways, Inc. for the first nine months of 1999 was 12.88 cents as compared to 12.39 cents in 1998, primarily reflecting the impact of flight cancellations in the third quarter.

   For the third quarter at US Airways, Inc., the number of revenue passengers flown was 14.0 million, down 7.9 percent from 1998. Available seat miles for the quarter were up 3.2 percent over the third quarter of 1998 while revenue passenger miles declined by
2.4 percent. The load factor for the quarter was 71.7 percent, a decline of 4.1 percentage points from 1998. The cost of aviation fuel per gallon, excluding fuel taxes, was 57.21 cents, an increase of
33.4 percent over 1998.

   For the first nine months of 1999, the number of revenue
passengers flown was 41.7 million, a decline of 4.7 percent from the comparable figure for 1998. Available seat miles for the period increased 3.6 percent while the number of revenue passenger miles declined 0.6 percent. The load factor for the period was 71.0 percent, down 3.0 percentage points from 1998.
                               -30-
NUMBER:  3775

                       US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                Three Months Ended September 30,
                              -----------------------------------
                                 1999      1998(Note 1)  % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    1,869    $    1,988       (6.0)
 Cargo and freight                   34            39      (12.8)
 Other                              199           181        9.9
                              ---------     ---------
  Total Operating Revenues        2,102         2,208       (4.8)

Operating Expenses
 Personnel costs                    892           786       13.5
 Aviation fuel                      198           150       32.0
 Commissions                        119           132       (9.8)
 Aircraft rent                      124           108       14.8
 Other rent and landing fees        108           107        0.9
 Aircraft maintenance               130           110       18.2
 Other selling expenses             102            99        3.0
 Depreciation and amortization       92            83       10.8
 Other                              448           363       23.4
                              ---------     ---------
  Total Operating Expenses        2,213         1,938       14.2
                              ---------     ---------
  Operating Income (Loss)          (111)          270     (141.1)

Other Income (Expense)
 Interest income                     19            26      (26.9)
 Interest expense                   (47)          (51)      (7.8)
 Interest capitalized                12             5      140.0
 Gain on sale of
  marketable equity securities       --            --         --
 Other, net                          --           (12)    (100.0)
                              ---------     ---------
  Other Income (Expense), Net       (16)          (32)     (50.0)
                              ---------     ---------
Income (Loss) Before Taxes         (127)          238     (153.4)

 Provision (Credit) for
  Income Taxes                      (42)           96     (143.8)
                              ---------     ---------
Net Income (Loss)                   (85)          142     (159.9)

 Preferred Dividend Requirement      --            --         --
                              ---------     ---------
Earnings (Loss) Applicable to
 Common Stockholders         $      (85)   $      142     (159.9)
                              =========     =========
Earnings (Loss) per Common Share
 Basic                       $    (1.19)   $     1.54    (177.3)
 Diluted                     $    (1.19)   $     1.51    (178.8)

Shares Used for Computation (000)
 Basic                           71,601        91,908
 Diluted                         71,601        93,844

Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.



                     US Airways Group, Inc.          NEWS RELEASE
             CONSOLIDATED STATEMENTS OF OPERATIONS

                          (unaudited)
       (dollars in millions, except per share amounts)

                                Nine Months Ended September 30,
                              -----------------------------------
                                 1999      1998(Note 1)  % Change
                              ---------     ---------    --------
Operating Revenues
 Passenger transportation    $    5,788    $    5,924       (2.3)
 Cargo and freight                  110           124      (11.3)
 Other                              562           519        8.3
                              ---------     ---------
  Total Operating Revenues        6,460         6,567       (1.6)

Operating Expenses
 Personnel costs                  2,507         2,309        8.6
 Aviation fuel                      490           474        3.4
 Commissions                        373           394       (5.3)
 Aircraft rent                      343           330        3.9
 Other rent and landing fees        322           308        4.5
 Aircraft maintenance               367           338        8.6
 Other selling expenses             297           299       (0.7)
 Depreciation and amortization      250           236        5.9
 Other                            1,254         1,043       20.2
                              ---------     ---------
  Total Operating Expenses        6,203         5,731        8.2
                              ---------     ---------
  Operating Income (Loss)           257           836      (69.3)

Other Income (Expense)
 Interest income                     48            87      (44.8)
 Interest expense                  (144)         (174)     (17.2)
 Interest capitalized                29            (8)    (462.5)
 Gain on sale of
  marketable equity securities      274            --         --
 Other, net                          16           (13)    (223.1)
                              ---------     ---------
  Other Income (Expense), Net       223          (108)    (306.5)
                              ---------     ---------
Income (Loss) Before Taxes          480           728      (34.1)

 Provision (Credit) for
  Income Taxes                      202           294      (31.3)
                              ---------     ---------
Net Income (Loss)                   278           434      (35.9)

 Preferred Dividend Requirement      --            (6)    (100.0)
                              ---------     ---------
Earnings (Loss) Applicable to
 Common Stockholders         $      278    $      428      (35.0)
                              =========     =========
Earnings (Loss) per Common Share
 Basic                       $     3.72    $     4.53      (17.9)
 Diluted                     $     3.65    $     4.40      (17.0)

Shares Used for Computation(000)
 Basic                           74,653        94,429
 Diluted                         76,013        98,749


Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.




                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Three Months Ended September 30,
                              -----------------------------------
                                1999    1998 (Note 1)    % Change
                              --------- -------------    --------
Operating Revenues
 Passenger transportation    $    1,663    $    1,785       (6.8)
 US Airways Express
  transportation revenues           198           188        5.3
 Cargo and freight                   33            38      (13.2)
 Other                              175           166        5.4
                              ---------     ---------
  Total Operating Revenues        2,069         2,177       (5.0)

Operating Expenses
 Personnel costs                    832           732       13.7
 Aviation fuel                      182           138       31.9
 Commissions                        108           121      (10.7)
 Aircraft rent                      108            93       16.1
 Other rent and landing fees        100            98        2.0
 Aircraft maintenance               107            85       25.9
 Other selling expenses              92            90        2.2
 Depreciation and amortization       83            76        9.2
 US Airways Express capacity
  purchases                         162           144       12.5
 Other                              402           337       19.3
                              ---------     ---------
  Total Operating Expenses        2,176         1,914       13.7
                              ---------     ---------
  Operating Income (Loss)          (107)          263     (140.7)

Other Income (Expense)
 Interest income                     65            48       35.4
 Interest expense                   (48)          (51)      (5.9)
 Interest capitalized                 7             1      600.0
 Gain on sale of marketable
  equity securities			            	  --	        		 --	     	  --
 Other, net                          --           (12)    (100.0)
                              ---------     ---------
  Other Income (Expense), Net        24           (14)    (271.4)
                              ---------     ---------
Income (Loss) Before Taxes          (83)          249     (133.3)

 Provision (Credit) for
  Income Taxes                      (28)          100     (128.0)
                              ---------     ---------
Net Income (Loss)            $      (55)   $      149     (136.9)
                              =========     =========
Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.

                       US Airways, Inc.              NEWS RELEASE
     (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
             CONSOLIDATED STATEMENTS OF OPERATIONS

                         (unaudited)
                        (in millions)

                                Nine Months Ended September 30,
                              -----------------------------------
                                1999     1998 (Note 1)   % Change
                              ---------  ------------    --------
Operating Revenues
 Passenger transportation    $    5,161    $    5,331       (3.2)
 US Airways Express
  transportation revenues           581           520       11.7
 Cargo and freight                  107           121      (11.6)
 Other                              508           497        2.2
                              ---------     ---------
  Total Operating Revenues        6,357         6,469       (1.7)

Operating Expenses
 Personnel costs                  2,331         2,153        8.3
 Aviation fuel                      451           437        3.2
 Commissions                        338           361       (6.4)
 Aircraft rent                      295           285        3.5
 Other rent and landing fees        296           281        5.3
 Aircraft maintenance               289           270        7.0
 Other selling expenses             268           272       (1.5)
 Depreciation and amortization      227           215        5.6
 US Airways Express capacity
  purchases                         466           403       15.6
 Other                            1,143           973       17.5
                              ---------     ---------
  Total Operating Expenses        6,104         5,650        8.0
                              ---------     ---------
  Operating Income (Loss)           253           819      (69.1)

Other Income (Expense)
 Interest income                    170           130       30.8
 Interest expense                  (145)         (174)     (16.7)
 Interest capitalized                16           (17)    (194.1)
 Gain on sale of marketable
  equity securities                 274            --         --
 Other, net                          16           (13)    (223.1)
                              ---------     ---------
  Other Income (Expense), Net       331           (74)    (547.3)
                              ---------     ---------
Income (Loss) Before Taxes          584           745      (21.6)

 Provision (Credit) for
  Income Taxes                      233           300      (22.3)
                              ---------     ---------
Net Income (Loss)            $      351    $      445      (21.1)
                              =========     =========

Note 1. Certain 1998 amounts have been reclassified to conform with 1999 classifications.

                        US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                 Three Months Ended September 30,
                                  -----------------------------
                                    1999       1998    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    13,984     15,177    (7.9)
Total revenue passenger miles
 (millions)                        10,694     10,961    (2.4)
Revenue passenger miles
 (millions)*                       10,673     10,937    (2.4)
Total available seat miles
 (millions)                        14,914     14,458     3.2
Available seat miles(millions)*    14,886     14,430     3.2
Passenger load factor*               71.7%      75.8%   (4.1)pts.
Break-even load factor (Note 2)      76.6%      68.2%    8.4 pts.
Yield*                              15.58c     16.32c   (4.5)
Passenger revenue per available
 seat mile*                         11.17c     12.37c   (9.7)
Revenue per available seat mile
 (Note 2)                           12.54c     13.75c   (8.8)
Cost per available seat mile
 (Note 2)                           13.51c     12.26c   10.2
Average passenger journey (miles)*    763        721     5.8
Average stage length (miles)*         626        597     4.9
Revenue aircraft miles (millions)*    109        107     1.9
Cost of aviation fuel per gallon    63.53c     48.83c   30.1
Cost of aviation fuel per gallon
 (excluding fuel taxes)             57.21c     42.87c   33.4
Gallons of aviation fuel consumed
 (millions)                           287        282     1.8
Schedule completion factor*          95.3%      98.3%   (3.0)pts.
Number of aircraft in operating
 fleet at period-end                  394        368     7.1
Full-time equivalent employees at
 period-end                        40,613     38,188     6.4

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations as well as the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude "nonrecurring items" and the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers. Nonrecurring items include expense credits of $0.6 million and $3.0 million for the three months ended September 30, 1999 and 1998, respectively, and $16.2 million and $3.0 million for the nine months ended September 30, 1999 and 1998, respectively.




                       US Airways, Inc.              NEWS RELEASE
      (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
   SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)

                         (unaudited)

                                 Nine Months Ended September 30,
                                  -----------------------------
                                    1999       1998    % Change
                                  -------    -------   --------
Revenue passengers (thousands)*    41,736     43,788    (4.7)
Total revenue passenger miles
 (millions)                        31,177     31,358    (0.6)
Revenue passenger miles
 (millions)*                       31,112     31,263    (0.5)
Total available seat miles
 (millions)                        43,894     42,371     3.6
Available seat miles(millions)*    43,809     42,260     3.7
Passenger load factor*               71.0%      74.0%   (3.0)pts.
Break-even load factor (Note 2)      69.0%      66.3%    2.7 pts.
Yield*                              16.59c     17.05c   (2.7)
Passenger revenue per available
 seat mile*                         11.78c     12.61c   (6.6)
Revenue per available seat mile
 (Note 2)                           13.16c     14.04c   (6.3)
Cost per available seat mile
 (Note 2)                           12.88c     12.39c    4.0
Average passenger journey (miles)*    745        714     4.3
Average stage length (miles)*         617        595     3.7
Revenue aircraft miles (millions)*    324        315     2.9
Cost of aviation fuel per gallon    53.21c     52.87c    0.6
Cost of aviation fuel per gallon
 (excluding fuel taxes)             47.01c     46.87c    0.3
Gallons of aviation fuel consumed
 (millions)                           848        827     2.5
Schedule completion factor*          96.3%      98.4%   (2.1)pts.
Number of aircraft in operating
 fleet at period-end                  394        368     7.1
Full-time equivalent employees at
 period-end                        40,613     38,188     6.4

* Scheduled service only (excludes charter service).
c cents

Note 1. Includes US Airways' "mainline" operations as well as the operations of its low-cost product, MetroJet.

Note 2. Financial statistics exclude "nonrecurring items" and the revenues and expenses generated under capacity purchase arrangements US Airways has with certain US Airways Express air carriers. Nonrecurring items include expense credits of $0.6 million and $3.0 million for the three months ended September 30, 1999 and 1998, respectively, and $16.2 million and $3.0 million for the nine months ended September 30, 1999 and 1998, respectively.